Exhibit 10.10

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (‘‘Amendment”) is made effective as of June 1, 2015, by and between PLAZA DEL ORO GREEN, L.P., a Delaware limited liability company (“Landlord”) and PLx PHARMA INC. a Texas corporation (“Tenant”) with reference to the following facts and circumstances.

A.	Landlord is the owner of that certain building located at 8285 El Rio, Houston, Texas 77054 (the “Building”).

B.	Teachers Insurance and Annuity Association of America, predecessor in interest to Landlord, and Tenant entered into that certain Industrial Multi-Tenant Lease dated June 4, 2009, as amended by that certain First Amendment to Lease dated May 22, 2014, (collectively, the “Lease”) for certain premises containing approximately 3,905 rentable square feet (the “Premises”) located in the Building.

C.	Landlord and Tenant desire to amend the Lease upon terms and conditions hereinafter set forth.

NOW, THEREFORE. in consideration of the foregoing facts and circumstances, the mutual covenants and promises contained herein and after good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties do hereby agree to the following:

1.           Definitions. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.           Term. The term of the Lease is hereby extended for a term commencing on July 1, 2015 and ending on December 31, 2015 (the ‘‘Second Extended Term”). Tenant shall have no option to renew the Lease following the Second Extended Term.

3.           Base Rent. Base Rent for the Second Extended Term shall be as follows:

Months	Monthly Installment	Annual

July 1, 2015 - December 31, 2015	$3,397.35	$40,768.20

4.           No Defenses. Tenant affirms that, as of the date of execution of this Amendment: (a) no default or breach by Landlord exists under the Lease; (b) all tenant improvements to be constructed by Landlord prior to the date of this Amendment. if any, are complete and Tenant has accepted the Premises in “as is, where is” condition as of the date of this Amendment; (c) Landlord has fully funded or Tenant has waived any unfunded tenant improvement allowances payable under the Lease; and (d) Tenant has no defenses. offsets or counterclaims that could be asserted in an action by Landlord to enforce Landlord’s remedies under the Lease.

5.           Broker. Tenant represents to Landlord that except for Holt Lunsford Commercial (the “Broker”). Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment. and no other such person initiated or participated in the negotiation of this Amendment or is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys’ fees) arising from either (a) a claim for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Amendment, or (b) a claim of, or right to lien under the statutes of the state in which the Premises are located relating to real estate broker liens with respect to any such broker retained by Tenant.

6.           Submission. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord shall constitute an irrevocable offer by Tenant of the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

7.           Miscellaneous.

(a)          Time of Essence. Time is of the essence of this Amendment and each and every term and provision hereof.

(b)          Modification. A modification of any provision herein contained, or any other amendment to this Amendment, shall be effective only if the modification or amendment is in writing and signed by both Landlord and Tenant.

(c)          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(d)          Number and Gender. As used in this Amendment, the neuter includes masculine and feminine, and the singular includes the plural.

(e)          Construction. Headings at the beginning of each Section and subsection arc solely for the convenience of the parties and are not a part of this Amendment. Except as otherwise provided in this Amendment, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. Unless otherwise indicated, all references herein to Articles, Section. subsections, paragraphs, subparagraphs or provisions are to those in this Amendment. Any reference to a paragraph or Section herein includes all subparagraphs or subsections thereof. This Amendment shall not be construed as if it had been prepared by only Landlord or Tenant, but rather as if both Landlord and Tenant had prepared the same. ln the event any portion of this Amendment shall be declared by any court of competent jurisdiction to be invalid. illegal or unenforceable, such portion shall be deemed severed from this Amendment, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid. illegal or unenforceable portion had never been part of this Amendment.

(f)          Integration of Other Agreements. This Amendment, the Lease and prior amendments set forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts. correspondence and documentation with respect thereto. Any oral representation or modifications concerning this Amendment shall be of no force or effect.

(g)          Duplicate Originals: Counterparts. This Amendment may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Amendment may be executed in counterparts, but shall become effective only after a counterpart hereof has been executed by each party; all said counterparts shall, when taken together, constitute the entire single agreement between parties.

(h)          No Waiver. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. No waiver by any party hereto of any breach or default shall be considered to be a waiver of any other breach or default. The waiver of any condition shall not constitute a waiver of any breach or default with respect to any covenant, representation or warranty.

(i)          Further Assurances. Landlord and Tenant each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the transactions contemplated hereby.

(j)          No Third Party Beneficiaries. Except as otherwise provided herein, no person or entity shall be deemed to be a third party beneficiary hereof, and nothing in this Amendment, (either expressed or implied) is intended to confer upon any person or entity, other than Landlord and/or Tenant (and their respective nominees, successors and assigns), any rights, remedies. obligations or liabilities under or by reason of this Amendment.

(k)          Full Force and Effect. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF this Amendment is executed as of the day and year aforesaid.

LANDLORD:

PLAZA Del ORO GREEN, L.P.

By:	/s/ Barry P. Marcus
Barry P. Marcus, Senior Vice President

Date: 6/8/2015

TENANT:

PLx PHARMA INC.

By:	/s/ Ronald R. Zimmerman
Ronald R. Zimmerman
President

Date: 6/1/2015

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